UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Phillips 66

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Annual Meeting Update We are making these materials available to investors beginning April 29, 2022 Lake Charles Manufacturing Complex WESTLAKE, LA

Executive Summary PHILLIPS 66 VALUES INPUT FROM OUR SHAREHOLDERS AS THE COMPANY CONTINUES TO EXECUTE OUR LONG-TERM STRATEGY, AND HAS FOCUSED ON THE FOLLOWING KEY TOPICS OVER THE PAST YEAR, COVERED IN OUR PROXY MATERIALS 1 Shareholder Engagement and Responsiveness • Significantly expanded the scope of our outreach this year regarding executive compensation and ESG topics • Building on our long history of incorporating shareholder perspectives, we conducted two rounds of engagement in fall 2021 which provided us with valuable feedback and informed the Board’s decision-making process Executive Compensation 2 • The Compensation Committee viewed the results of the 2021 say-on-pay vote as an opportunity to better understand shareholder perspectives on our executive compensation practices and programs • Implemented meaningful changes to program and related disclosures for 2022 in direct response to shareholder feedback 3 Board Composition Aligned to Strategy and Supports Oversight of ESG • Core skills of directors support our Board’s active oversight function across strategy, risk, environmental sustainability, human capital management and succession planning • As part of our active refreshment effort, in 2021, the Board appointed Denise Singleton and Douglas Terreson, whose skills and perspectives further enhance our diversity and expertise in the boardroom Addressing Climate Change 4 • Launched an Emerging Energy organization in January 2021 focused on developing a lower-carbon sustainable business platform • In 2021, Phillips 66 set impactful, attainable and measurable targets for reducing GHG emissions intensity by 2030. Earlier this year, we announced a 2050 target to further reduce Scope 1 and 2 emissions intensity 2

We Value Your Support THE BOARD ASKS THAT YOU VOTE FOR ALL MANAGEMENT PROPOSALS AND AGAINST THE SHAREHOLDER PROPOSALS AT THE 2022 ANNUAL MEETING. MORE DETAILED INFORMATION REGARDING EACH PROPOSAL CAN BE FOUND IN OUR 2022 PROXY STATEMENT FOR Election of Four Director Nominees See pages 14-17 for more information FOR Advisory Approval of Executive Compensation See pages 9-12 for more information FOR Ratification of the Appointment of Ernst & Young FOR Approval of the 2022 Omnibus Stock and Performance Incentive Plan See page 13 for more information AGAINST Shareholder Proposal Regarding GHG Emissions Targets See page 20 for more information  AGAINST Shareholder Proposal Regarding Report on Shift to Recycled Polymer for Single Use  Plastics See page 21 for more information 3

About Us PHILLIPS 66 IS A DIVERSIFIED ENERGY MANUFACTURING AND LOGISTICS COMPANY. OUR STRATEGY ENABLES LONG-TERM VALUE CREATION AND SUPPORTS OUR VISION OF PROVIDING ENERGY AND IMPROVING LIVES 1 OUR STRATEGY OUR BUSINESS Committed to sustainability, safety, Operating Midstream environmental stewardship, Excellence reliability and cost efficiency 22,000+ miles of U.S. pipeline systems Enhancing portfolio by growing Midstream and Chemicals and executing returns-focused low- Growth carbon strategy via Emerging Chemicals Energy global manufacturing research and development 28 2 Improving returns by investing to facilities centers in the U.S. optimize and enhance existing Returns assets Refining Committed to maintaining financial strength and disciplined capital allocation to reward shareholders Distributions 2.0 million BPD of crude throughput capacity with growing dividend and share repurchases High-Performing Marketing and Specialties Advancing capability, pursuing excellence, and doing the right thing Organization branded U.S. branded international 7,110 1,700 outlets outlets 4 1 As of December 31, 2021.

Emerging Energy

ESTABLISHED IN JANUARY 2021, EMERGING ENERGY IS OUR LONG-TERM COMMITMENT TO BUILDING A THRIVING, LOWER-CARBON BUSINESS PLATFORM, BY LEVERAGING OUR EXISTING CAPABILITY AND ADVANCING INVESTMENTS IN NEW ENERGY TECHNOLOGIES

Developing lower-carbon business opportunities

Leveraging commercial acumen and leadership in research and innovation

Targeting $2 billion of EBITDA contribution by 2030

Commercializing and implementing new technology

Continuing capital discipline and emphasis on returns

Our goal is to have Emerging Energy stand beside Our Midstream, Chemicals, Refining, and Marketing and Specialties businesses.

Renewable Fuels

Building on core adjacencies to become a market leader

Rodeo Renewed
Ryze Renewables
Humber used cooking oil
Shell Rock Soy Processing
Southwest Airlines sustainable aviation fuel
76 brand renewable
British Airways sustainable aviation fuel

Batteries

Extending participation into the battery value chain

Expand anode production
Partnerships in US/Europe
Original Equipment Manufacturer (OEM) relationships
Faradion collaboration
NOVONIX investment

Carbon Capture

Establishing competitive position and scale in high-potential market

Rodeo hydrogen plant carbon capture
Humber Zero

Hydrogen

Positioning early to secure market share and later cycle growth

Rodeo hydrogen plant carbon capture
Coop Hydrogen fuel stations
OEM Heavy Duty Vehicle partnership
EU/UK retail fuel expansion
Califronia retail fuel offering
Humber Gigastack
Plug Power
H2 Energy

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Shareholder Engagement & Responsiveness Ponca City Refinery PONCA CITY, OK

Multi-Phase Shareholder Engagement AS PART OF OUR COMMITMENT TO REGULAR SHAREHOLDER ENGAGEMENT, MEMBERS OF MANAGEMENT ENGAGED EXTENSIVELY IN 2021, INCLUDING DIRECTOR PARTICIPATION, TO UNDERSTAND OUR INVESTORS’ PERSPECTIVES ON COMPENSATION AND ESG MATTERS Lead-Up to 2021 Annual Meeting Compensation-Focused Engagement Broader ESG Engagement 59% 31% 40% 48% 40% 49% O/S Contacted O/S Engaged O/S Contacted O/S Engaged O/S Contacted O/S Engaged • Undertook a significant effort to speak • Members of the Board and management met with • Following publication of GHG with shareholders and hear feedback on shareholders to gather feedback on our program emissions reduction targets and a our compensation program, among other and preview potential enhancements Lobbying Activities Report, Phillips topics of interest 66 further engaged with shareholders Our Lead Independent Director and Chair of the HRCC on broader ESG topics, including our engaged with shareholders representing 34% of O/S approach to the energy transition • Following investor discussions, the Board’s Human Resources and • Shareholders expressed support for • Shareholders were supportive of proposed Compensation Committee (HRCC) and recent commitments and responsive changes to performance-based programs and Public Policy and Sustainability actions, including efforts to advance planned disclosure enhancements Committee (PPSC) evaluated potential lower carbon initiatives compensation program changes and • The HRCC reviewed all feedback in order to new environmental commitments and formulate and ultimately implement a slate of disclosure enhancements in response meaningful and responsive compensation to feedback and votes changes for 2021 and 2022 7

Track Record of Responsiveness PHILLIPS 66 HAS A STRONG HISTORY OF INCORPORATING SHAREHOLDER PERSPECTIVES, AS DEMONSTRATED BY ACTIONS TAKEN IN RESPONSE TO OUR ENGAGEMENTS OVER THE LAST SEVERAL YEARS AND IN 2022 Initial TCFD-informed Enhanced lobbying Energy Policy Risks and disclosures Disclosures report Sought shareholder Added two new approval of Evolved independent directors declassification compensation Pre- 2019 2021 program and Incorporated TCFD and 2018 Committed to diverse enhanced SASB into sustainability director candidate pools disclosures report Sought Expanded Added new Published shareholder sustainability independent Lobbying approval of disclosures from 2018 2022 director 2020 Activities Report declassification website to report Published Human Adopted Proxy Added two new Capital Access Bylaw independent Management directors Report Announced GHG emissions reduction targets for 2030 and 2050 Shareholders were supportive of changes previewed and incorporated into our executive compensation program and disclosures, GHG emissions reductions targets, and our Lobbying Activities Report, all of which were responsive to feedback received over the last year 8

Compensation Matters Phillips 66 Headquarters HOUSTON, TX

Executive Compensation Overview COMPENSATION IS LINKED TO STRATEGY, ALIGNS PAY AND PERFORMANCE, AND REFLECTS OUR COMPANY’S COMMITMENT TO SUSTAINABILITY BASE SALARY – 10% Annual fixed cash compensation to attract and retain NEOs VARIABLE CASH INCENTIVE PROGRAM (VCIP) – 16% 50% Operational Sustainability 50% Financial Sustainability • Safety & Operating Excellence (25%) • Adjusted EBITDA (40%) • Environment (15%) • Adjusted Controllable Costs (10%) 90% • High-Performing Organization (10%) AT RISK LONG TERM INCENTIVES (LTI) – 74% Performance Share Program (PSP) – 50% Stock Option Program – 25% • 3-year performance period • 3-year ratable vesting period • Return on Capital Employed (50%) Restricted Stock Unit Program – 25% • Relative TSR (50%) • 3-year cliff vest 10 Percentages reflect target compensation mix for CEO.

Taking Action in Response To Feedback CHANGES IMPLEMENTED IN 2021 REFLECT OUR BOARD’S STRONG COMMITMENT TO SHAREHOLDER ENGAGEMENT, AND DIRECTLY ADDRESS FEEDBACK HEARD FROM SHAREHOLDERS Implemented for 2021 What We Heard Actions Taken in Response Performance Year • Removed positive individual performance Individual VCIP • Modifier allows for too much discretion modifier from VCIP for all NEOs Modifier Disclosure of Rigorous • Explain how performance goals are set to • Enhanced disclosures on goal setting, maintain rigor even if absolute targets decrease particularly when targets decrease on a Performance Goals & year-over-year basis Metric Selection • Provide more explanation around weighting and • Enhanced disclosures of weighting and selection of metrics and payout rationale selection of metrics and payout rationale Consider Absolute TSR • Relative TSR drives 50% of the PSP but there is • Capped payout at 100% on TSR portion of no cap on payouts in the event of negative PSP if absolute TSR is negative absolute TSR performance Rigor of Relative TSR • Relative TSR pays at target for median • Require performance above the 50th Changed for performance percentile relative to peer group to achieve Goal PSP 2022 - 2024 target payout Adjustments to Metrics • Limited disclosure of rationale for significant • Enhanced disclosures in proxy of rationale ROCE adjustment in FY20 for any adjustments to financial metrics Selection and Rationale • Provide more explanation for the use of two peer • Enhanced disclosure about the peer group groups and how peers are determined utilization and peer selection 11 Peer Long Term Incentives VCIP Group (PSP)

CEO Pay Aligned With Company Performance OUR PROGRAMS HAVE SUCCESSFULLY LINKED COMPENSATION WITH OUTCOMES FOR SHAREHOLDERS OVER TIME Adjusted Summary Compensation Table Pay and Realized 2021 COMPENSATION DECISIONS Pay differ meaningfully and demonstrate the intended link PSP 2019 – 2021 Payout: Aligning Pay with Shareholder Experience between compensation program and shareholder outcomes Target Threshold Maximum (100%) $30.00 $110.00 61% $26.13 PSP Payout $25.00 $90.00 $20.29 $20.85 • Reflects challenging environment during performance period, for shareholders and Company $20.00 $70.00 • Taking into account payout and share price depreciation, NEOs realized 56% of initial target $17.35 $15.89 value $13.77 $15.00 $50.00 VCIP Payout: Demonstrating Resilience and Improved Performance $10.00 $30.00 Target Threshold Maximum (100%) $5.00 $10.00 155% VCIP Payout with 8 percentage points of negative discretion $0.00 -$10.00 2019 2020 2021 • Strong recovery year; maintained focus on financial and operating performance, including Adjusted SCT Realized Pay Total Shareholder Return thinking long-term about the energy transition • Actual results scrutinized relative to prior year, resulting in negative discretion • Individual performance modifier removed in 2021 based on shareholder feedback Adjusted Summary Compensation Table Pay is defined as the compensation amount disclosed in the Summary Compensation Table, adjusted to exclude “changes in Pension Value and Nonqualified Deferred Compensation Earnings” and “Other Compensation”; 12 Realized Pay is defined as the sum of (a) base salary and VCIP paid; (b) the amount reported as W-2 taxable earnings for the vesting of RSUs, exercise of any stock options, and vesting of PSPs with performance periods that ended in the applicable year (does not include the Performance Share Programs that had a 5-year restriction period after the performance period. Specifically, the lapsing of restrictions of PSP 2011-2013 in 2019, and PSP 2012-2014 in 2020). Compensation in Millions Total Shareholder Return Value of $100 Invested on 12/31/2018

New Omnibus Stock and Performance Incentive Plan THE 2022 PLAN WILL REPLACE THE PREVIOUS PLAN APPROVED AT THE 2013 ANNUAL MEETING. IF THE 2022 PLAN IS APPROVED BY SHAREHOLDERS, THE 2013 PLAN WILL NO LONGER BE USED FOR FURTHER AWARDS RESPONSIBLE APPROACH TO EQUITY INCENTIVES 2022 PLAN INTEGRATES BEST PRACTICES • The primary objectives of our 2022 Plan are: ü No repricing, replacement or regranting without shareholder approval • To attract and retain the services of employees and 1 directors ü No option or SAR may be bought back with cash without • To provide incentive awards to our employees and directors 2 shareholder approval in a method that aligns their interests with our shareholders’ interests ü Awards settled in equivalent cash value will count as shares of common stock delivered • The 2022 Plan will allow the issuance of up to 15 million shares of common stock for compensation to our employees and directors ü No dividends or dividend equivalents may be extended to or made part of any unearned performance award • Any shares subject to awards granted under our prior plan ü Change in control provisions are subject to a “double trigger” between March 15, 2022 and the 2022 Plan’s effective date will reduce the 2022 Plan’s 15 million share reserve on a one-for- ü All programs offered under the 2022 Plan are subject to clawback one basis for each share granted during that period of time 13

Board and Governance Ponca City Refinery PONCA CITY, OK

2022 Leadership Transition RECENTLY ANNOUNCED CEO TRANSITION, AS A RESULT OF ROBUST SUCCESSION PLANNING PROCESS OVER MULTIPLE YEARS, HIGHLIGHTS DEPTH OF TALENT AT THE EXECUTIVE LEVEL AND THE BOARD’S ROBUST INDEPENDENT OVERSIGHT Greg C. Garland Mark Lashier Current Roles: Role as of July 1, 2022: Current Roles: Role as of July 1, 2022: Chairman and CEO Executive Chairman President and COO President and CEO • Mr. Garland has served as Chairman and CEO since Phillips 66 became an • Mr. Lashier began his career at Phillips Petroleum in 1989 and independent company in May 2012 has more than 30 years of industry experience • Phillips 66 has recorded many notable achievements under Mr. Garland’s leadership, • He is a trusted leader with a proven track record of delivering including: strong business results, top-quartile safety performance and operational excellence • Become an industry leader in operating excellence • Pioneered disciplined capital allocation in the energy business • Four-year tenure at the helm of say Chevron Phillips Chemical Company marked by both ambitious expansion projects and • Returned $29 billion to shareholders and raised its dividend 10 times successful navigation of the COVID-19 pandemic • Grown its Midstream business, establishing leading positions in the crude and • Mr. Lashier developed Chevron Phillips Chemical Company into NGL value chains an industry-leader in advancing solutions for plastic waste, • Established a values-based organization that is true to its vision of providing reflecting his focus on environmental and sustainability energy and improving lives As Chairman, Mr. Garland will focus on ensuring the Board has the right mix of talent and experience to govern Phillips 66 as we continue to evolve. He will serve as Executive Chairman with an expected retirement date in 2024 15

Board of Directors

HIGHLY ENGAGED DIRECTORS WITH DEEP INDUSTRY AND SUBJECT-MATTER EXPERTISE

DIRECTORS STANDING FOR ELECTION



Greg C. Garland
Chairman and CEO

Director Since: 2012



Gary K. Adams

Director Since: 2016

Former Chief Advisor of Chemicals, IHS Markit



John E. Lowe
AFC Chair

Director Since: 2012

Senior Executive Advisor, Tudor, Pickering, Holt & Co.



Denise L. Ramos
PPSC Chair

Director Since: 2016

Former CEO, President and Director, ITT Inc.

Continuing Directors Whose Terms Expire in 2023



Charles M. Holley

Director Since: 2019

Former EVP and CFO, Wal-Mart Inc.



Denise R. Singleton

Director Since: 2021

EVP, General Counsel and Secretary, WestRock



Glenn F. Tilton
Lead Independent Director
NGC Chair

Director Since: 2012

Former Chairman and CEO, UAL Corporation



Marna C. Whittington
HRCC Chair

Director Since: 2012

Former CEO, Allianz Global Investors Capital

Continuing Directors Whose Terms Expire in 2024



Julie L. Bushman

Director Since: 2020

Former EVP of International Operations, 3M



Lisa A. Davis

Director Since: 2020

Former CEO, Siemens Gas and Power



Douglas T. Terreson

Director Since: 2021

Former Head of Energy Research, Evercore ISI

Indicates Director joined Board in the last two years

AFC = Audit and Finance Committtee; PPSC = Public Policy and Sustainability Committee; NGC = Nominating and Governance Committee; HRC = Human Resources and Compensation Committee.

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Diverse Composition and Skills Support Oversight DIVERSE PERSPECTIVES AND COLLECTIVE SKILLS OF THE BOARD ALIGN WITH OUR BUSINESS AND ESG STRATEGY Board Highlights and Core Skills Board Oversight of our Company Key Areas of Board Oversight 45% 4 2 Gender 10 years <2 years diversity 5.2 years Strategy Risk Human Capital Succession 10 of 11 Corporate 45% Average Directors are Oversight Management Planning Responsibility/ tenure Diversity independent Sustainability Committee Evolution Enhances Oversight Function 2 3 <5 yrs <10 years • The public policy committee became the Public Policy and Sustainability 9% Committee (PPSC) in 2020 and revised its charter to oversee the Company’s Racial/ethnic diversity sustainability program and transition to a lower-carbon future C-Suite Experience • PPSC (which includes all directors) actively oversees environmental matters and regularly receive updates on progress against our ESG goals Financial Experience • Recently added two members with information technology expertise and appointed them to the Audit and Finance Committee, which oversees cybersecurity risk management International /Global Business Commitment to Diversity Ensures Range of Perspectives • The Nominating and Governance Committee believes the Board should reflect a range of talents, ages, skills, experiences, diversity, and Risk Management expertise sufficient to provide oversight with respect to the Company’s strategic and operational objectives Environmental • Committed to seeking women and underrepresented groups, as well as candidates with diverse backgrounds, skills and experiences, as part of the director search process Industry 17

ESG Matters Ponca City Refinery PONCA CITY, OK

Key Climate-Related Actions IN 2021 AND 2022, PHILLIPS 66 SET MEDIUM AND LONG-TERM GHG EMISSIONS REDUCTION TARGETS, WHICH ARE TIED TO PROJECTS THAT ARE CONSISTENT WITH OUR CAPITAL ALLOCATION APPROACH AND FOCUS ON RETURNS 2030 Emissions Reduction Projects Emissions Intensity Reduction Targets* 2030 TARGETS Invested in researching and developing technologies of the future $1B+ Manufacturing-related emissions Electric vehicles enabled by Phillips 66 premium coke production 34M 30% (Scope 1 and 2) from operated assets Gasoline and diesel saved by using Phillips 66 advanced lubricants >500M gallons Products manufactured and sold (Scope 3) 15% Emerging Energy annual EBITDA goal for lower-carbon opportunities $2B 2050 TARGET Renewable power used in operations Over 20% Manufacturing-related emissions Renewable fuels produced annually >1.5B gallons (Scope 1 and 2) from operated assets 50% 2050 Target Builds on 2030 Goals and Requires: SUSTAINABILITY REFLECTED IN COMPENSATION In 2021, increased the Environment weighting in our VCIP and 1 • Broad commercial deployment and use of lower-carbon technologies added two new metrics: • Low Carbon Priorities 2 • Policies that enable development of lower-carbon energy systems • GHG Priorities 3 • Change in consumer behavior and energy choices Changes reinforce our commitment to the energy transition and align our compensation program with established targets 19 4 • Available materials throughout the supply chain * 2030 and 2050 targets from 2019 baseline

Shareholder Proposal: GHG Emissions Targets THE BOARD CAREFULLY CONSIDERED PROPOSALS SUBMITTED FOR A VOTE AT THE 2022 ANNUAL MEETING AND BELIEVES THAT THEY ARE NOT IN THE BEST INTEREST OF LONG-TERM SUSTAINABLE VALUE CREATION FOR SHAREHOLDERS Shareholder Proposal Regarding GHG Emissions Targets  Phillips 66 supports the goals of the Paris Climate Agreement and has set meaningful, achievable and comprehensive GHG emissions reduction targets for 2030 and 2050 as part of its commitment to helping the world address climate change • Announced 2030 targets to reduce GHG emissions intensity of our operations (Scope 1 and 2) and products (Scope 3) by 30% and 15%, respectively • Announced 2050 emissions intensity reduction target for emissions tied to our company operations, over which we have the most influence and direct control. Setting targets that require even more significant technological and social transformation outside our control could create reputational risk and potential harm to shareholders Phillips 66 is focused on the energy transition and on the right path • The 2022 capital program of $1.9 billion includes $916 million for growth capital, of which 45% supports lower-carbon opportunities • Our commitment to sustainability is reflected in changes to our executive compensation program; in 2021 we increased the weighting of the environmental factor in our VCIP to 15% from 5% and incorporated two new metrics related to advancing lower-carbon investments, optimization, and innovation and reducing GHG emissions intensity • We evaluate a range of scenarios including IEA Net-Zero and will reevaluate the targets as technology develops, consumer behavior evolves and policies support lower-carbon solutions, and will continue to disclose our progress The Board asks that you vote Against this shareholder proposal because Phillips 66 is focused on the energy transition and has committed to credible & achievable emissions targets 20

Shareholder Proposal: Report on Recycled Polymer THE BOARD CAREFULLY CONSIDERED PROPOSALS SUBMITTED TO A VOTE AT THE 2022 ANNUAL MEETING AND BELIEVES THAT THEY ARE NOT IN THE BEST INTEREST OF LONG-TERM SUSTAINABLE VALUE CREATION FOR SHAREHOLDERS Shareholder Proposal Regarding Report on Shift to Recycled Polymer for Single Use Plastics  Transition to a more circular economy is essential, and CPChem fully supports the transition • CPChem supports the progress toward a more circular economy where plastic packaging is reused, recycled, or recovered • Circularity helps conserve natural resources, supports resource optimization, and reduces waste CPChem is focused on continuing to implement advanced recycling to meet its established targets • CPChem has undertaken multiple actions to advance its 2030 circular polymer production target of 1 billion pounds CPChem invests in and collaborates to advance circular solutions and reduce plastic waste in the environment • CPChem is committed to operational excellence and working with stakeholders to improve the recycling & recovery of post-use plastic packaging • For example, CPChem is a founding member of Alliance to End Plastic Waste, which committed $1.5 billion to eliminate plastic waste via investments in infrastructure, innovation, education and engagement, and cleanup CPChem reports on its recycling target, investments, and environmental stewardship • For 10 years, CPChem’s Sustainability Report has followed the GRI standard • The current report includes sections addressing sustainability strategy, climate change, circularity, and plastic waste. The report can be accessed at www.cpchem.com/sustainability • CPChem uses scenario analysis to assess its strategy, and in the forthcoming 2022 report will discuss risk categories relevant to the transition to circular polymer production which will cover the topics in this proposal The Board asks that you vote Against this unnecessary shareholder proposal because CPChem has already provided extensive disclosure and commitments 21

We Value Your Support THE BOARD ASKS THAT YOU VOTE FOR ALL MANAGEMENT PROPOSALS AND AGAINST THE SHAREHOLDER PROPOSALS AT THE 2022 ANNUAL MEETING. MORE DETAILED INFORMATION REGARDING EACH PROPOSAL CAN BE FOUND IN OUR 2022 PROXY STATEMENT FOR Election of Four Director Nominees FOR Advisory Approval of Executive Compensation FOR Ratification of the Appointment of Ernst & Young FOR Approval of the 2022 Omnibus Stock and Performance Incentive Plan AGAINST Shareholder Proposal Regarding GHG Emissions Targets  AGAINST Shareholder Proposal Regarding Report on Shift to Recycled Polymer for Single Use  Plastics 22

Annual Meeting Update Lake Charles Manufacturing Complex WESTLAKE, LA